Exhibit 99.2
                                                              Final January 2007

                                Time Warner Inc.

                   Notice of Grant of Performance Stock Units

TIME WARNER INC. (the "Company"), pursuant to the Company's 2006 Stock Incentive Plan (the "Plan"), hereby grants to the undersigned Participant the following performance stock units (the "PSUs"), subject to the terms and conditions of this Notice of Grant of Performance Stock Units, the Performance Stock Units Agreement and the Plan. Each PSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. The Plan and the Performance Stock Units Agreement, both of which are incorporated into and made a part of this Notice, can be accessed and printed through the HR Website (http://infocenter.twi.com).

1.       Name:_________________
         ID:____________________

2.       Date of Grant:___________, 2007

3.       Target Number of PSUs Granted:__________

4.       Performance Period:  __________, 2007 through ___________, 2009.

5. The Vesting Date for PSUs shall be ___________, 2010. As of the Vesting Date, a percentage (between 0% and 200%) of the target number of PSUs shall vest based on the Company's Total Shareholder Return ("TSR") during the Performance Period, as indicated below (and as further provided under the Performance Stock Units Agreement):




     --------------------------------------------------------------------------------------------------------------
     Performance Level                   Company TSR Percentile During               Percentage of Target PSUs
                                               Performance Period                            That Vest
     --------------------------------------------------------------------------------------------------------------
     Maximum                     The Company is ranked at the 100th percentile                    200%
     --------------------------------------------------------------------------------------------------------------
     Target                      The Company is ranked at the 50th percentile                     100%
     --------------------------------------------------------------------------------------------------------------
     Threshold                   The Company is ranked at the 25th percentile                     50%
     --------------------------------------------------------------------------------------------------------------
     Below Threshold             The Company is ranked below the 25th percentile                   0%
     --------------------------------------------------------------------------------------------------------------


     The percentage of Target PSUs that vest if the Company's TSR Percentile during the Performance Period is between the "Threshold" and "Target" or between the "Target" and "Maximum" Performance Levels shall be determined by linear interpolation. Notwithstanding the forgoing, the PSUs are subject to earlier forfeiture in certain circumstances, including termination of Employment, and/or accelerated issuance or transfer of the underlying Shares, in each case, as provided in the Performance Stock Units Agreement and the Plan.

     IN WITNESS WHEREOF, the Company has caused this Notice to be signed by its duly authorized officer or agent the _____ day of _______________, 2007.

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                                                  TIME WARNER INC.


                                                  By:__________________________


Accepted and Agreed to:


Holder:____________________________

[Home Address]

[Business Address]